Neos ETF Trust 485BPOS

\Exhibit 99.28(e)(2)

FIRST AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between SHP ETF Trust, LLC (now known as Neos ETF Trust) (“Trust”) and Foreside Fund Services, LLC (“Distributor”) (together, the “Parties”) is effective as of March 11, 2024.

WHEREAS, the Parties desire to amend the Agreement to reflect changes in the name and address of the Trust; and,

WHEREAS, the Parties wish to amend Exhibit A of the Agreement to reflect an updated list of Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.            All references in the Agreement to the Trust name of SHP ETF Trust, LLC are deleted in their entirety and replaced with Neos ETF Trust.

3.	Section 9(ii) Notice If to the Trust is deleted in its entirety and replaced with:
Neos ETF Trust
Attn: Robert Shea
13 Riverside Avenue, Westport, CT 06880
Telephone: 914-489-7245
Email: rshea@neosinvestments.com

4.            Exhibit A of the Agreement is deleted in its entirety and replaced by Exhibit A attached hereto.

5.            Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

6.            This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

NEOS ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Robert Shea	By:	/s/ Teresa Cowan
Name: Robert Shea		Name: Teresa Cowan
Title: Secretary		Title: President
Date: March 8, 2024		Date: March 11, 2024

EXHIBIT A

FIS Knights of Columbus Global Beliefs ETF
FIS Christian Stock Fund ETF
NEOS Enhanced Income 1-3 Month T-Bill ETF
NEOS Enhanced Income Aggregate Bond ETF
NEOS S&P 500 High Income ETF
Mast Global Battery Recycling & Production ETF
NEOS Nasdaq-100 High Income ETF
Kury Yield Premium Strategy Amazon (AMZN) ETF
Kury Yield Premium Strategy Google (GOOGL) ETF
Kury Yield Strategy Microsoft (MSFT) ETF
Kury Yield Premium Strategy Apple (AAPL) ETF
Kury Yield Premium Strategy Netflix (NFLX) ETF
Kury Yield Premium Strategy Tesla (TSLA) ETF